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                                                                    Exhibit 99.2

PURCHASE OF NOTES UPON CHANGE IN CONTROL

     In the event of any Change in Control (as defined below) and if the Notes are rated below BBB- (or an equivalent rating) by Standard & Poor's or below Baa3 (or an equivalent rating) by Moody's at such time, each Holder of a Note will have the right, at such Holder's option, subject to the terms and conditions of the indenture, to require TECO Energy (the "Company") to repurchase all or any part of such Holder's Notes on a date selected by the Company that is no earlier than 60 days nor later than 90 days (the "Change in Control Purchase Date") after the mailing of written notice by the Company of the occurrence of such Change in Control, at a repurchase price payable in cash equal to 101% of the principal amount of such Notes plus accrued interest (including additional interest), if any, thereon to the Change in Control Purchase Date (the "Change in Control Purchase Price").

     Within 30 days after the Change in Control, the Company is obligated to mail to each Holder of a Note a notice regarding the Change in Control, which notice shall state, among other things:

     - that a Change in Control has occurred and that each such Holder has the right to require the Company to repurchase all or any part of such Holder's Notes at the Change in Control Purchase Price;

     - the Change in Control Purchase Price;

     - the Change in Control Purchase Date;

     - the name and address of the Paying Agent; and

     - the procedures that Holders must follow to cause the Notes to be repurchased.

     To exercise this right, a Holder must deliver a written notice (the "Change in Control Purchase Notice") to the Paying Agent at its corporate trust office in New York, New York, or any other office of the Paying Agent maintained for such purposes, not later than 30 days prior to the Change in Control Purchase Date. The Change in Control Purchase Notice shall state:

     - the portion of the principal amount of any Notes to be repurchased, which must be $1,000 or an integral multiple thereof;

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     - that such Notes are to be repurchased by the Company pursuant to the applicable change-in-control provisions of the indenture; and

     - unless the Notes are represented by one or more global notes, the certificate numbers of the Notes to be repurchased.

     Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent not later than three Business Days prior to the Change in Control Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate numbers of the Notes as to which the withdrawal notice relates and the principal amount, if any, which remains subject to a Change in Control Purchase Notice.

     If a Note is represented by a global note, DTC or its nominee will be the holder of such Note and therefore will be the only entity that can require the Company to repurchase Notes upon a Change in Control. To obtain repayment with respect to such Note upon a Change in Control, the beneficial owner of such Note must provide to the broker or other entity through which it holds the beneficial interest in such Note (1) the Change in Control Purchase Notice signed by such beneficial owner, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States and (2) instructions to such broker or other entity to notify DTC of such beneficial owner's desire to cause the Company to repurchase such Notes. Such broker or other entity will provide to the Paying Agent (1) a Change in Control Purchase Notice received from such beneficial owner and (2) a certificate satisfactory to the Paying Agent from such broker or other entity that it represents such beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives upon the repurchase of such Notes by the Company.

     Payment of the Change in Control Purchase Price for a Note in registered, certificated form (a "Certificated Note") for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Certificated Note (together with necessary endorsements) to the Paying Agent at its office in New York, New York, or any other office of the Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Change in Control Purchase Date) after the delivery of such Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such Certificated Note will be made promptly following the later of the Change in Control Purchase Date and the time of delivery of such Certificated Note.

     If the Paying Agent holds, in accordance with the terms of the indenture, money sufficient to pay the Change in Control Purchase Price of a Note on the Business Day following the Change in Control Purchase Date for such Note, then, on and after such date, interest on such Note will cease to accrue, whether or not such Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the Note).

     Under the indenture, a "Change in Control" means the occurrence of any of the following:

     - the Company ceases to beneficially own, directly or indirectly, at least 80% of the total voting power of all classes of Capital Stock then outstanding of Tampa Electric (whether arising from issuance of securities of the Company or Tampa Electric, any direct or indirect transfer of securities by the Company or Tampa Electric, any merger, consolidation, liquidation or dissolution of the Company or Tampa Electric or otherwise);

     - any "entity", "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the Voting Stock of the Company;

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     - the Company consolidates with or merges into another Person, or any
       Person consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Voting Stock of the Company or such other Person is changed into or exchanged for cash, securities, or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for, in whole or in part, Voting Stock of the surviving or transferee Person and (B) the holders of the Voting Stock of the Company immediately prior to such transaction retain or receive, directly or indirectly, substantially proportionate ownership of at least a majority of the Voting Stock of the surviving or transferee Person immediately after such transaction;

     - the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
       Act), other than to an entity at least a majority of whose Voting Stock is owned, directly or indirectly, substantially proportionately by the holders of the Voting Stock of the Company;

     - during any period of up to 24 consecutive months, commencing after the date of issuance of the Notes, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company, provided that any person becoming a director subsequent to the date of issuance of the Notes, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this provision, considered as though such person were a member of the board as of the beginning of such period; or

     - the adoption of a plan relating to the liquidation or dissolution of the Company.

     The indenture requires the Company to comply with the provisions of Regulation 14E and any other tender offer rules under the Exchange Act which may then be applicable in connection with any offer by the Company to purchase Notes at the option of Holders upon a Change in Control. The Change in Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of its common stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change in Control purchase feature is a term contained in many similar debt offerings and the terms of such feature result from negotiations between the Company and the Initial Purchaser. Management has no present intention to propose any anti-takeover measures although it is possible that the Company could decide to do so in the future.

     No Note may be repurchased by the Company as a result of a Change in Control if there has occurred and is continuing an Event of Default described under "Events of Default" below (other than a default in the payment of the Change in Control Purchase Price with respect to the Notes). In addition, the Company's ability to purchase Notes may be limited by its financial resources and its inability to raise the required funds because of restrictions on issuance of securities contained in other contractual arrangements. The agreements governing the Company's other Indebtedness may contain prohibitions of certain events or provide that such events are events of default, including events that would constitute a Change in Control. In addition, the exercise by Holders of Notes of their right to require the Company to repurchase the Notes upon a Change in Control could cause a default under these other agreements, even if the Change in Control itself does not, due to the financial effect of such repurchases on the Company.

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     The definition of Change in Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase its Notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

CERTAIN RESTRICTIVE COVENANTS

     The indenture contains the covenants described below, which will apply only if either (a) the Notes are rated below BBB- (or an equivalent rating) by Standard & Poor's or below Baa3 (or an equivalent rating) by Moody's, or (b) the Notes are rated below the Special Ratings Trigger; provided, however, the condition of clause (b) shall not apply when the TECO Construction Undertakings have been discharged and the Company is no longer obligated with respect to Indebtedness (including guarantees) that requires the Company to deliver, when the Company's long-term unsecured indebtedness is rated below the Special Ratings Trigger, letters of credit in the aggregate face amount of $50,000,000 or more. Certain capitalized terms used below are defined under the heading "Certain Definitions" below.

  LIMITATION ON RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

     - declare or pay any dividend or make any distribution on the Capital Stock of the Company to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Restricted Subsidiary);

     - purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; or

     - purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof, any Subordinated Indebtedness,

     - make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasing, other acquisition or retirement, payments and other actions set forth in this and the preceding bullet points above being collectively referred to as "Restricted Payments"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (1) an Event of Default, or an event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); or (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the issuance date of the Notes would exceed the sum (without duplication) of:
(a) the difference of (i) Operating Cash Flow minus (ii) an amount equal to the product of (x) Consolidated Interest Expense multiplied by (y) 1.70, in each case for the period from the beginning of the first fiscal quarter commencing after the issuance date of the Notes to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such difference shall be a deficit, minus 100% of the deficit), (b) the aggregate Net Cash Proceeds received by the Company from the issue or sale of or contribution with respect to its Capital Stock after the issuance date of the Notes (other than Capital Stock sold to a Subsidiary of the Company), (c) to the extent that any Restricted Investment that was made after the issuance date of the Notes is sold for cash or otherwise liquidated, redeemed or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment and (d) 100% of any dividends received by the Company or a Restricted Subsidiary after the issuance date of the Notes from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

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     The foregoing provisions will not prohibit:

     - dividends or other distributions paid in respect of any class of Capital Stock issued by the Company in connection with the acquisition of any business or assets by the Company or a Restricted Subsidiary where the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

     - any purchase or redemption of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock);

     - dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant;

     - payments made by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary in satisfaction of obligations existing on the issuance date of the Notes.

  LIMITATION ON CERTAIN LIENS

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property of any character, including without limitation any shares of Capital Stock of Tampa Electric, without making effective provision whereby the Notes shall be (so long as any such other creditor shall be so secured) equally and ratably secured. The foregoing restrictions shall not apply to (a) Liens securing Indebtedness of the Company or its Restricted Subsidiaries; provided that on the date such Liens are created, and after giving effect to such Indebtedness, the aggregate principal amount at maturity of all the secured Indebtedness of the Company at such date shall not exceed 5% of Consolidated Net Tangible Assets, (b) Liens for taxes, pledges to secure workman's compensation, other statutory obligations and materialman's, mechanic's and similar liens and purchase money liens and (c) Liens incurred by Tampa Electric that are not prohibited by applicable legal and regulatory requirements, including without limitation the rules and regulations of the Florida Public Service Commission.

  LIMITATION ON INDEBTEDNESS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, issue, create, assume, guarantee, incur or otherwise become liable for (collectively, "issue"), directly or indirectly, any Indebtedness, provided, however, that the Company may issue Indebtedness if the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries for the four consecutive fiscal quarters immediately preceding the issuance of such Indebtedness (as shown by a pro forma consolidated income statement of the Company and its Restricted Subsidiaries for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Indebtedness after giving effect to (1) the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness was issued at the beginning of the period, (2) the issuance and retirement of any other Indebtedness since the first day of the period as if such Indebtedness was issued or retired at the beginning of the period and (3) the acquisition or disposition of any company or business by the Company or any Restricted Subsidiary since the first day of the period (including giving effect to the pro forma historical earnings and interest expense of such company or business), including any acquisition or disposition which will be consummated contemporaneously with the issuance of such Indebtedness, as if in each case such acquisition or disposition occurred at the beginning of the period) exceeds a ratio of 2.0 to 1.0.

     The foregoing limitation is subject to exceptions for:

     - Indebtedness of the Company under Credit Facilities not to exceed $1,000,000,000 in aggregate outstanding principal amount at any time;

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     - Indebtedness (other than Indebtedness described in the first bullet above) outstanding on the issuance date of the Notes, and Indebtedness issued in exchange for, or the proceeds of which are used to refund or refinance, any Indebtedness permitted by this bullet; provided, however, that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced,
       (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and
       (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the Notes, the Indebtedness is subordinated to the Notes in right of payment;

     - Indebtedness represented by the Notes and the Exchange Notes to be issued pursuant to the registration rights agreement;

     - Indebtedness of the Company owed to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that in the case of Indebtedness of the Company or a Restricted Subsidiary owed to and held by a Restricted Subsidiary, (i) any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Subsidiary or (ii) any transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed for these purposes to constitute the issuance of such Indebtedness by the Company or a Restricted Subsidiary, as the case may be;

     - Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of the Company or a Restricted Subsidiary issued in accordance with the first paragraph of this section above; provided, however, that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced,
       (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and
       (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the Notes, the Indebtedness is subordinated to the Notes in right of payment;

     - Indebtedness of a Person existing at the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary;

     - Indebtedness of the Company or a Restricted Subsidiary represented by capital lease obligations or purchase money obligations;

     - Indebtedness of Tampa Electric that is not prohibited by applicable legal and regulatory requirements, including without limitation the rules and regulations of the Florida Public Service Commission;

     - Indebtedness for working capital of a Restricted Subsidiary (other than Tampa Electric) under Credit Facilities not to exceed $100,000,000 in aggregate outstanding principal amount at any time; and

     - Indebtedness issued by the Company or any of its Restricted Subsidiaries not to exceed $100,000,000 in aggregate outstanding principal amount at any time.

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  Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause an Event of Default or an event that with notice or the passage of time or both would constitute an Event of Default; provided that in no event will any Restricted Subsidiary existing on the issuance date of the Notes or any substantial portion of any of such Restricted Subsidiary's businesses be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Limitation on Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause an Event of Default or an event that with notice or the passage of time or both would constitute an Event of Default.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain defined terms used in the indenture. Reference is made to the indenture for a full definition of all terms as well as any other capitalized terms used herein and not otherwise defined.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Amortization Expense" means, for any period, amounts recognized during such period as amortization of capital leases, depletion, fuel, goodwill and assets classified as intangible assets in accordance with GAAP.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York.

     "Capital Lease Obligation" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without

                                        9
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payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

     "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or letter stock; provided, that Hybrid Preferred Securities are not considered Capital Stock for purposes of this definition.

     "Cash Equivalents" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 270 days from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of 270 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 270 days and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's or Standard & Poor's and in each case maturing within six months after the date of acquisition; and

     (6) money market funds, substantially all of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Consolidated Coverage Ratio" with respect to any period means the ratio of
(1) the aggregate amount of Operating Cash Flow for such period to (2) the aggregate amount of Consolidated Interest Expense for such period.

     "Consolidated Current Liabilities" means, for any period, the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after (1) eliminating all inter-company items between the Company and any Restricted Subsidiary and (2) deducting all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

     "Consolidated Indebtedness" means, at any date of determination, the aggregate Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Indebtedness of the Company and its Restricted Subsidiaries, including, without duplication:

     - interest expense attributable to capital leases,

     - amortization of debt discount,

     - capitalized interest,

     - cash and noncash interest payments,

     - commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

     - net costs under Hedging Obligations (including amortization of discount), and

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     - interest expense in respect of obligations of other Persons deemed to be
       Indebtedness of the Company or any Restricted Subsidiaries under the fifth or sixth bullet points of the definition of Indebtedness,

provided, however, that Consolidated Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

     - any net income of any Person if such Person is not the Company or a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution;

     - the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

     - any net income of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     - the cumulative effect of a change in accounting principles will be excluded; and

     - any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person.

     "Consolidated Net Tangible Assets" means, for any period, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

     - Consolidated Current Liabilities;

     - minority interests in Consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

     - excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors as evidenced by Board resolutions;

     - any revaluation or other write-up in value of assets subsequent to December 31, 2001, as a result of a change in the method of valuation in accordance with GAAP;

     - unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses organization or developmental expenses and other intangible items;

     - treasury stock; and

     - any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

     "Consolidated Net Worth" of any Person means the total of the amounts shown on the consolidated balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of any date selected by such Person not more than 90 days prior to the taking of any action for the purpose of which the determination is being made (and adjusted for any material events since such date), as (1) the par or stated value of all outstanding Capital Stock plus (2) paid-in capital or capital surplus relating to such Capital Stock plus (3) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

     "Consolidated Subsidiary" means, any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

     "Credit Facilities" means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, supplemented, renewed, refunded, restructured, replaced or refinanced in whole or in part from time to time.

     "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock nor Redeemable Stock).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the issuance date of the Notes.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and foreign currency exchange rates,

in each case, to the extent incurred in the ordinary course of business and not for speculative purposes.

     "Holder" means the Person in whose name a Note is registered in the security register kept by the Company for that purpose.

     "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

     - such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company in exchange for subordinated debt issued by the Company or lends substantially all of the proceeds from the issuance of such preferred securities to a second Hybrid Preferred Securities Subsidiary, which in turn lends substantially all of the proceeds from the issuance of its preferred securities to the Company in exchange for subordinated debt issued by the Company;

     - such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and

     - the Company makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary or Hybrid Preferred Securities Subsidiaries to make corresponding payments to the holders of the Hybrid Preferred Securities.

     "Hybrid Preferred Securities Subsidiary" means any business trust:

     - all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company or whose sole depositor is another Hybrid Preferred Securities Subsidiary;

     - that has been formed for the purpose of issuing Hybrid Preferred Securities; and

     - substantially all of the assets of which consist at all times solely of subordinated debt issued by the Company or the preferred securities of a second Hybrid Preferred Securities Subsidiary and payments made from time to time on such subordinated debt or preferred securities, as the case may be; or

any limited liability company (or similar entity):

     - all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company;

     - that has been formed for the purpose of issuing Hybrid Preferred Securities; and

     - substantially all of the assets of which consist at all times solely of subordinated debt issued by the Company and payments made from time to time on such subordinated debt.

     "Indebtedness" of any Person means, without duplication:

     - the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     - all Capital Lease Obligations of such Person;

     - all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     - all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in the bullet points above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     - all obligations of the type referred to in the bullet points above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and

     - all obligations of the type referred to in the bullet points above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including Support Obligations or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Subsidiary that were not sold or disposed of. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person.

     "Lien" means any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Company which is acceptable to the trustee.

     "Net Cash Proceeds" means, with respect to any issuance or sale or contribution in respect of Capital Stock, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Company or any Restricted Subsidiary, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, provided, however, that if such fair market value as determined by the Board of Directors of property other than cash is greater than $25 million, the value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions.

     "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither the Company nor any of its Restricted Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes or any Credit Facility) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Operating Cash Flow" means, for any period, with respect to the Company and its Restricted Subsidiaries, the aggregate amount of Consolidated Net Income after adding thereto Consolidated Interest Expense (adjusted to include costs recognized on early retirement of debt), income taxes (before giving effect to non-conventional fuel tax credits), depreciation expense, Amortization Expense and any noncash amortization of debt issuance costs, any nonrecurring, non-cash charges to earnings and any negative accretion recognition.

     "Paying Agent" means any person authorized by the Company to pay the principal of (and premium, if any) or interest on any of the Notes on behalf of the Company. Initially, the Paying Agent is the trustee under the Indenture.

     "Permitted Investments" means:

     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of the Company; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

     (4) any Investment made as a result of the receipt of non-cash consideration from an asset sale;

     (5) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company;

     (6) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (7) Hedging Obligations;

     (8) receivables owing to the Company or a Subsidiary of the Company, if created or acquired in the ordinary course of business;

     (9) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (10) loans or advances to employees made in the ordinary course of business of the Company or any Subsidiary, as the case may be, not to exceed $100,000 per employee and $5 million in the aggregate at any one time outstanding;

     (11) Support Obligations otherwise permitted by the terms of the indenture;

     (12) payments made by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary in satisfaction of obligations existing on the issuance date of the Notes; and

     (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed $50 million, without giving effect to any writedown or writeoff of such Investment or reduction to the extent credit has already been given under clause 2(c) of the covenant described above under the caption "Limitation on Restricted Payments".

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any government.

     "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided, that Hybrid Preferred Securities are not considered Preferred Stock for purposes of this definition.

     "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the stated maturity of the outstanding Notes or is redeemable at the option of the holder thereof at any time prior to the first anniversary of the stated maturity of the outstanding Notes.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Special Ratings Trigger" with respect to long-term unsecured indebtedness means that such indebtedness is not rated at least (x) BBB- by Standard & Poor's and Baa2 by Moody's or (y) BBB by Standard & Poor's and Baa3 by Moody's.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Company which is acceptable to the trustee.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries (whether outstanding on the issuance date of the Notes or thereafter incurred) which is contractually subordinated or junior in right of payment to the Notes.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Support Obligations" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect:

     - to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such debt;

     - to purchase property, securities or services for the purpose of assuring the owner of such debt of the payment of such debt;

     - to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such debt;

     - to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute debt); or

     - to perform, or arrange for the performance of, any non-monetary obligations or nonfunded debt payment obligations of the primary obligor.

     "Tampa Electric" means Tampa Electric Company, a Florida corporation and wholly-owned subsidiary of the Company.

     "TECO Coal" means TECO Coal Corporation, a Louisiana corporation and wholly-owned subsidiary of the Company.

     "TECO Construction Undertakings" means, collectively, the Amended and Restated Construction Contract Undertaking dated as of May 14, 2002, as the same may be amended from time to time, by the Company in favor of Panda Gila River, L.P., a Delaware limited partnership ("Panda Gila River"), and Citibank, N.A., as Administrative Agent (the "Panda Gila River Agent") under the Gila River Project Credit Agreement dated as of May 31, 2001 among Panda Gila River, the banks a party thereto, and the Panda Gila River Agent; and the Amended and Restated Construction Contract Undertaking dated as of May 14, 2002, as the same may be amended from time to time, by the Company in favor of Union Power Partners, L.P., a Delaware limited partnership ("Union Power"), and Citibank, N.A., as Administrative Agent (the "Union Power Agent") under the Union Power Project Credit Agreement dated as of May 31, 2001 among Union Power, the banks a party thereto, and the Union Power Agent.

     "TECO Diversified" means TECO Diversified Corporation, a Florida corporation and wholly-owned subsidiary of the Company.

     "TECO Transport" means TECO Transport Corporation, a Florida corporation and wholly-owned subsidiary of the Company.

     "TPS" means TECO Power Services Corporation, a Florida corporation and wholly-owned subsidiary of the Company.

     "Unrestricted Subsidiary" means each of TPS and its Subsidiaries and any other Subsidiary of the Company (other than any Subsidiary existing on the issuance date of the Notes or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board resolution, but only to the extent that such Subsidiary being designated as an Unrestricted Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

     (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Limitation on Indebtedness," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Limitation on Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).